Exhibit 1.2


                             ASSOCIATED BANC-CORP
                                  ("Company")

                                Debt Securities


                                TERMS AGREEMENT



                                                                August 1, 2001


To:  The Representative of the Underwriters identified herein


Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated August 1, 2001
("Underwriting Agreement"), the following securities on the following terms:

               Title: 6 3/4% Subordinated Notes due 2011 (the "Securities").

               Principal Amount: $200,000,000.

               Interest: 6 3/4% per annum, from August 6, 2001, payable semiannually on February 15 and August 15, beginning February 15, 2002, to holders of record on the preceding January 15 or July 15, as the case may be.

               Maturity: August 15, 2011.

               Optional Redemption: None.

               Sinking Fund: None.

               Listing: None.

               Purchase Price: 98.63% of principal amount, plus accrued interest, if any, from August 6, 2001.

               Expected Reoffering Price: 99.28% of principal amount, subject to change by the Representative.

               Closing: 10:00 A.M. on August 6, 2001, at the offices of Simpson Thacher & Bartlett, in Federal (same day) funds.

               Settlement and Trading: Book-Entry Only via DTC.


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               Blackout: Until the Closing Date.

               Name and Address of the Representative:

                   Credit Suisse First Boston Corporation
                   Eleven Madison Avenue
                   New York, New York 10010-3629

         The respective principal amounts of Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the sixth paragraph under the caption "Underwriting" in the prospectus supplement.

                                      2

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         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                     Yours very truly,


                                     ASSOCIATED BANC-CORP


                                     By /s/ Teresa A. Rosengarten
                                        ----------------------------
                                        Name:  Teresa A. Rosengarten
                                        Title: Treasurer


The foregoing Terms Agreement is hereby
   confirmed and accepted as of the
   date first above written.

         CREDIT SUISSE FIRST BOSTON CORPORATION


         By /s/ Eric Warmstein
            ---------------------------
            Name:  Eric Warmstein
            Title: Director

         Acting on behalf of itself and as
           the Representative of the several
           Underwriters.

                                      3

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                                  SCHEDULE A


                                                                   Principal
                  Underwriter                                        Amount
                  -----------                                        ------

Credit Suisse First Boston Corporation ..................      $120,000,000
Lehman Brothers Inc. ....................................        20,000,000
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated .......................        20,000,000
Robert W. Baird & Co. ...................................        20,000,000
Sandler O'Neill & Partners, L.P. ........................        20,000,000

                  Total .................................      $200,000,000
                                                               ============